                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Director Stock Option Plan of GelTex
Pharmaceuticals, Inc. of our report dated February 23, 1996, with respect to the financial statements of GelTex Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP




Boston, Massachusetts
June 19, 1996


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